As filed with the Securities and Exchange Commission on June 4, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIRCLE INTERNET GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6199	99-2840247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One World Trade Center
New York, NY 10007

(332) 334-0660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeremy Allaire

Chairman and Chief Executive Officer

Circle Internet Group, Inc.

One World Trade Center New York, NY 10007

(332) 334-0660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard D. Truesdell, Jr. Daniel P. Gibbons David (Wei Fu) Li Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Sarah K. Wilson General Counsel & Corporate Secretary Circle Internet Group, Inc. One World Trade Center New York, NY 10007 (332) 334-0660	Ryan J. Dzierniejko Dwight S. Yoo Jeffrey A. Brill Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-286310

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Circle Internet Group, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registrant’s Registration Statement on Form S-1 (File No. 333-286310) (as amended, the “Prior Registration Statement”), which the Commission declared effective on June 4, 2025.

The Registrant is filing this Registration Statement for the sole purpose of registering 2,300,000 additional shares of its Class A common stock, par value $0.0001 per share, which includes 300,000 shares of Class A common stock that may be sold as part of the underwriters’ option to purchase additional shares. The additional shares that are being registered for offer and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table that is Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed below and filed with this Registration Statement.

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Circle Internet Group, Inc.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Circle Reserve Fund

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-286310) filed with the Securities and Exchange Commission on April 1, 2025 and incorporated by reference herein)

107	Filing fee table

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 4, 2025.

Circle Internet Group, Inc.

By:	/s/ Jeremy Allaire
	Name:	Jeremy Allaire
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on June 4, 2025 in the capacities indicated:

/s/ Jeremy Allaire Jeremy Allaire	Chairman and Chief Executive Officer (principal executive officer)

* Jeremy Fox-Geen	Chief Financial Officer (principal financial officer)

* Tamara Schulz	Chief Accounting Officer (principal accounting officer)

* Craig Broderick	Director

* M. Michele Burns	Director

* Rajeev Date	Director

* Bradley Horowitz	Director

* P. Sean Neville	Director

* David Orfao	Director

* Danita Ostling	Director

*By:	/s/ Sarah K. Wilson
Sarah K. Wilson
Attorney-in-Fact